UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 7, 2018

Paramount Group, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-36746	32-0439307
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1633 Broadway, Suite 1801 New York, New York	10019
(Address of Principal Executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 237-3100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Following preliminary conversations initiated by Daniel A. Lauer regarding his potential resignation from Paramount Group, Inc. (the “Company”) that had been ongoing for several months and which was previously disclosed in the Company’s proxy statement for its 2018 annual meeting of stockholders, on June 7, 2018, Mr. Lauer tendered his resignation as Executive Vice President, Chief Investment Officer of the Company, effective June 26, 2018.

In connection with Mr. Lauer’s resignation, the Company entered into an agreement with Mr. Lauer pursuant to which Mr. Lauer agreed to remain subject to non-competition covenants for six months after his resignation and, subject to Mr. Lauer’s execution of a customary release, the Company agreed to pay Mr. Lauer a pro-rata bonus for 2018 in the amount of $350,000, less applicable tax-related deductions and withholdings, and accelerate the vesting of 32,000 of Mr. Lauer’s currently outstanding unvested LTIP Units, which were granted on November 24, 2014 in connection with the Company’s initial public offering. All of Mr. Lauer’s other remaining unvested equity awards will be forfeited in accordance with their terms upon the effectiveness of Mr. Lauer’s resignation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARAMOUNT GROUP, INC.

By:	/s/ Gage Johnson
Name:	Gage Johnson
Title:	Senior Vice President, General Counsel and Secretary

Date: June 8, 2018